                                                                       EXHIBIT N

INDEPENDENT AUDITORS' CONSENT

MERRILL LYNCH HIGH INCOME MUNICIPAL BOND FUND, INC.:

We consent to the use in Post-Effective Amendment No. 3 to Registration Statement No. 33-50861 of our report dated September 30, 1996 and to the reference to us under the caption "Financial Highlights," which appears in the Prospectus, which is a part of such Registration Statement.

Deloitte & Touche LLP
Princeton, New Jersey
November 7, 1996